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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  VIACELL, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                04-3244816
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS                 02142
(Address of principal executive offices )               (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ].

If this form relates to the registration a class of securities pursuant to
Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X].


      Securities Act registration statement file number to which this form relates: 333-114209


        Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

      NONE                                                    N/A
-------------------                               ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the common stock, par value $.01 per share, of Viacell, Inc. (the "REGISTRANT") to be registered hereunder (the "SECURITIES"), reference is made to the information set forth under the caption "Description of Capital Stock" in the prospectus that constitutes a part of the Registrant's registration statement on Form S-1 originally filed on April 5, 2004 (the "INITIAL S-1") with the Securities and Exchange Commission (the "SEC") (File No. 333-114209), as amended on May 25, 2004, June 24, 2004, October 26, 2004,
December 15, 2004, December 27, 2004 and January 3, 2005, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

     The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.                   Exhibit Description
--------------------------------------------------------------------------------

1. Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of the initial public offering by the Registrant of its Common Stock. (Incorporated by reference to Exhibit 3.1 to the Initial S-1.)

2. The Fifth Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.1 to Amendment No. 1 to the Initial S-1 filed with the SEC on May 25, 2004 (the "FIRST AMENDMENT").)

3. Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.2 to the First Amendment.)

4. Second Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit
      3.1.3 to Amendment No. 6 to the Initial S-1 filed with the SEC on January 3, 2005.)

5. Form of Amended and Restated By-laws of the Registrant, to be effective upon completion of the initial public offering by the Registrant of its Common Stock. (Incorporated by reference to Exhibit 3.2 to the Initial S-1.)

6. By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.3 to the First Amendment.)

7. Specimen Stock Certificate of the Registrant. (Incorporated by reference to Exhibit 4.1 to the Initial S-1.)



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


ViaCell, INC.



By: /s/ STEPHEN G. DANCE
    -------------------------------------------------
    Stephen G. Dance
    Senior Vice President and Chief Financial Officer


Date:  January 7, 2005